Exhibit 10.U
Johnson Controls, Inc.
5757 North Green Bay Avenue
Post Office Box 591
Milwaukee, WI 53201-0591
Tel. 414-524-2233
Fax 414-524-3311
John M. Barth
Chairman and
Chief Executive Officer
Mr. Giovanni Fiori
Via Riaffrico, 38
51016 Montecatini Terme
(Pistoia) ITALY
Dear John:
Please refer to the letter between you and Johnson Controls, Inc. dated November 29, 2004 amending your Executive Employment Agreement. This is to confirm that we have mutually agreed upon January 1, 2008, as your retirement date for purposes of that letter.
To evidence your confirmation, please sign both copies of this letter and keep on copy for your personal files.

GIOVANNI FIORI	JOHNSON CONTROLS, INC.

/s/	By:	/s/ John M. Barth

Date: November 3, 2006	Title:	Chairman & CEO

	Date:	November 6, 2006